Exhibit No. 21.1

VHGI HOLDINGS, INC.
Form 10-K – List of Subsidiaries
For the Year Ended December 31, 2009

100% Owned Subsidiaries:

Medical Office Software, Inc.	Florida corporation

VHGI Gold, LLC	Nevada limited liability company

VHGI Energy, LLC	Delaware limited liability company